Exhibit 10.35

IMS HEALTH HOLDINGS, INC.

2014 INCENTIVE AND STOCK AWARD PLAN

Amendment No. 1 to Stock Appreciation Rights Agreement

This Amendment No. 1 to Stock Appreciation Rights Agreement between IMS Health Holdings, Inc. (the “Company”) and Ari Bousbib (“Participant”) is entered into as of this 31st day of December, 2015.

WHEREAS, the Company and Participant desire to amend the terms of the Stock Appreciation Rights Agreement, dated as of February 10, 2015, currently in effect (the “Agreement”), in order to provide for accelerated vesting in certain cases at or following a Change in Control or Covered Transaction, as such terms are defined in the 2014 Incentive and Stock Award Plan (the “Plan”).

NOW THEREFORE, the Company and Participant agree that the Agreement is hereby amended as follows:

1.Section 2(a) of the Agreement (“Vesting Schedule”) is hereby replaced in its entirety by the following (new language in italics):

(a)Vesting Schedule.  Except as set forth below or in the Plan, the SARs shall become vested on the vesting dates set forth on Exhibit A hereto, subject to the Participant’s continued Employment through the applicable vesting date, provided, however, that vesting will be accelerated as follows:

(i)

In the event there occurs a Covered Transaction, or Change in Control in which there is no assumption, continuation, substitution or cash-out of all or a portion of this Award (the “Terminating SARs”), the Terminating SARs will vest immediately before the consummation of the Covered Transaction or other event relating to the Change in Control that would cause the Common Stock to cease to be outstanding.

(ii)

In the event there occurs a Covered Transaction or Change in Control in which the SARs will be assumed, continued, or substituted for (the “Continuing SARs”), in the event that, at or within 24 months after such Covered Transaction or Change in Control, (i) the Company terminates the Participant’s employment without Cause, (ii) the Participant terminates his employment for Good Reason, or (iii) an Expiration Termination occurs, the Continuing SARs will become fully vested immediately before such termination.  For this purpose, the terms “Cause,” “Expiration Termination” and “Good Reason” have the meanings as defined in the Employment Agreement between the Participant and the Company, as in effect at the Grant Date (the “Employment Agreement”).

2.Except as set forth in this Amendment No. 1 to Stock Appreciation Rights Agreement, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to Stock Appreciation Rights Agreement to be executed on its behalf as of the date first above written.

IMS HEALTH HOLDINGS, INC.

/s/ Harvey A. Ashman

SVP, General Counsel & External Affairs

and Corporate Secretary

Agreed and Accepted:

/s/ Ari Bousbib

Participant